
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Fund 5
Financial Staements for the year ended December 31, 1995 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               DEC-31-1995
<CASH>                                       2,460,577
<SECURITIES>                                         0
<RECEIVABLES>                                   105573
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                             1,994,817
<PP&E>                                      69,142,504<F1>
<DEPRECIATION>                            (35,147,739)<F2>
<TOTAL-ASSETS>                              38,555,732
<CURRENT-LIABILITIES>                        2,915,230
<BONDS>                                     42,500,954<F3>
<COMMON>                                   (7,160,452)<F4>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                38,555,732
<SALES>                                     13,839,760
<TOTAL-REVENUES>                            13,839,760
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                            10,917,959<F5>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                           3,717,178
<INCOME-PRETAX>                              2,470,412<F6>
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          2,470,412<F6>
<DISCONTINUED>                                       0
<EXTRAORDINARY>                               (93,215)<F7>
<CHANGES>                                            0
<NET-INCOME>                                 2,377,197<F8>
<EPS-PRIMARY>                                        0<F8>
<EPS-DILUTED>                                        0<F8>

<F1>Includes apartment complexes of $68,251,341 and deferred expenses of $89,163.
<F2>Includes depreciation of $34,745,814 and amortization of $401,925.
<F3>Represents mortgage notes payable.
<F4>Represents total deficit of general partners and limited partners of $375,628 and $6,784,824, respectively.
<F5>Included operating expeses of $5,311,497, real estate tax expense of $2,201,309 and depreciation and amortization of $3,4105,153.
<F6>Includes gain on sale of peroperty of $3,265,789.
<F7>Represents an extraordinary loss on the early extinguishment of debt.
<F8>Net income allocated $23,772 to the General Parnters and $2,353,425 to the
Limited Partners for the year ended 12/31/95.  Average net income per unit of
Limited Partners interest is $66.86 on 35,200 units outstanding.

